                                                                     Exhibit 3.3
                        READ CAREFULLY THE INSTRUCTIONS
                        -------------------------------


                          AGREEMENT OF INCORPORATION
(See Arts. 2-9, both incl., of c. 31, also c. 33, Code, for provisions regarding certain corporations.)


     I.  The undersigned agree to become a corporation by the name of (1)

               Tabor Machine Shop, Inc.

     /(1)/ The name of the corporation shall contain one of the words "association," "company," "corporation," "club," incorporated," "society", "union," or "syndicate," or one of the abbreviations, "co." or "inc."; but no name shall be assumed already in use by another existing corporation of this State, or by a foreign corporation lawfully doing business in this State, or so similar thereto, in the opinion of the Secretary of State, as to lead to confusion.

     II. The principal Office or Place of Business of said Corporation will be located on Route #2 in the city (2) of Bluefield in county of Mercer and State of West Virginia. Its chief works will be located at the same place.
 ................................................................................

 ................................................................................

     (1) Insert number and name of street, if in a city having street numbers, if not, strike out.

     (2)  Erase the word "city," "town" or "village," leaving the one required.

     (3) Give location of chief works: if at the same place as principal office or place of business say "Its chief works will be located at the same place."
If there be no chief works, say "Said corporation will have no chief works."
If chief works are in West Virginia, give name of magisterial district and county in which they are or will be located. In case of oil well, gas well, or prospecting companies, and other like companies, where the chief works will be shifting, and in cases of companies that will have chief works, or works at different points in this State, say "chief works will be located in ______________________ district, in ___________________ county, State of West
Virginia and elsewhere in said State." If chief works are not to be in West Virginia, then it is only necessary to give the name of the State or county in which they will be located.

     III.  The objects for which this Corporation is formed are as follows:

(Please type double space. If not sufficient room here to cover this point add one or more sheets of paper of this size)

        Manufacture and service of machinery.

        Fabrication and erection of steel structures.

        To buy and sell real estate.
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     IV.  The amount of the total authorized capital stock of said corporation shall be Twenty-five Thousand (25,000.00) dollars, which shall be divided into 500 shares of the par value of $50.00 dollars each.

          Use space below for statement as to stock without par value, or where more than one class of stock is to be issued, or one more series within a class, and as to any designations, powers, etc., as provided in subdivision (d), (S) 6, art. 1, c. 31, Code.

          In the case of a corporation not organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth together with a statement as to the conditions of membership, Code 31-1-6(d).








     The amount of capital stock with which it will commence business is Thirteen Thousand Four Hundred Fifty Dollars ($13,450.00) being 269 shares, Fifty Dollars ($50.00) each.

          V. The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

                    (The number of Incorporators to be not less than three as to stock, nor less than five as to nonstock corporations.)

d
====================================================================================================================================
                     NAME (5)                 P.O. ADDRESS (6)            No. of Shares         No. of Shares         Total No. of
                                                                          Common Stock          Preferred Stock          Shares
====================================================================================================================================
        1.        Earl G. Tabor         Route #2, Bluefield, W. Va.            267                                        267
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        2.        Hollis H. Tabor       Route #2, Bluefield, W. Va.              1                                          1
------------------------------------------------------------------------------------------------------------------------------------
        3.        Lindy V. Tabor        Route #2, Bluefield, W. Va.              1                                          1
------------------------------------------------------------------------------------------------------------------------------------

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
 (5)  Write names very plainly-typewrite them if possible.
 (6) Give street number if there be such, thus No. 135 Capitol Street, Charleston, W. Va.

          VI.  The existence of this corporation is to be perpetual.

          VII. For any additional provisions desired and which are authorized by law, see art. 1, c., 31, Code. Also set forth number of acres of land desired to be held in West Virginia, if such number be above 10,000 acres, pursuant to (S) 75, art. 12, c., 11, Code. If more space is required, add one or more sheets of paper this size.

     WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 21 day of August, 1961.
                                                   --        -------   --
                                          All the incorporators must sign below.



/s/ Earl G. Tabor
/s/ Hollis H. Tabor
/s/ Lindy V. Tabor


                                 CERTIFICATES

     The agreement must be acknowledged by all the incorporators who signed it, before the president of a county court, a justice of the peace, notary, recorder, prothonotary or clerk of any court, within the United States, etc. and such acknowledgments certified by the officer before whom they were made, and his seal affixed if not in West Virginia. Acknowledgments taken in a foreign country must be certified under the official seal of any ambassador, minister planipotantiary, minister resident, charge d'affaires, consul general, consul, etc. appointed by the government of the United States to any foreign country, or of the proper officer of any court of record of such country, or of the mayor or other chief magistrate of any city, town or corporation therein, etc.-- [Code,
c. 39, Art, 1,5 3]

State of   West Virginia      County of   Mercer      , to-wit:
        ----------------------         ----------------
     I,  /s/ W. L. Anderson Jr., a Notary Public in and for the county and State
       -------------------------
aforesaid, hereby certify that

     Earl G. Tabor
     Hollis H. Tabor
     Lindy V. Tabor


(Name of all incorporators must be inserted in this space by official taking acknowledgments)

whose names are signed to the foregoing agreement bearing date on the 21 day of
                                                                      --
August, 1961 this day personally appeared before me in my said county and
------    --
severally acknowledged their signatures to the same.

     Given under my hand and official seal this 21 day of August, 1961
                                                --        ------
(SEAL) /s/ W. L. Anderson Jr.
--------------------------------------------------------------------------------
                                                                  Notary Public.
hands
     ---------------------------------------------------------------------------
     My Commission expires on the 21 day of August, 1961
                                  --        -------

                             ARTICLES OF AMENDMENT
                                      to
                           ARTICLES OF INCORPORATION
                                      of
                           TABOR MACHINE SHOP, INC.,
                          a West Virginia corporation


          Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST: The name of the corporation is TABOR MACHINE SHOP, INC., being by this amendment changed to TABOR MACHINE COMPANY.

          SECOND: The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on April 5, 1976, in the manner prescribed by Section 107, Article 1, Chapter 31:

               "RESOLVED, that the Certificate of Incorporation of Tabor Machine Shop, Inc., a West Virginia corporation, be and the same hereby is amended to provide that the name of the corporation be and the same hereby is changed from Tabor Machine Shop, Inc., to Tabor Machine Company."

          THIRD: The number of shares of the corporation outstanding at the time of such adoption was 375; and the number of shares entitled to vote thereon was 375.

          FOURTH: The number of shares voted for such amendment was 375; and the number of shares voted against such amendment was 0.

          FIFTH: The manner is which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                                  No change.

          Dated April 5, 1976.

TABOR MACHINE SHOP, INC., a
corporation

By  /s/ Lindy V. Tabor
  ------------------------------
          Its President

and  /s/ Warren W. Browning
   -----------------------------
          Its Secretary


STATE OF WEST VIRGINIA

COUNTY OF MERCER, SS

          I, /s/ James L. Shaes, a Notary Public, do hereby certify that on this 26th day of April, 1976, personally appeared before me Lindy V. Tabor, who, being by me first duly sworn, declared that he is the President of Tabor Machine Shop, Inc., a corporation; that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                       /s/ James L. Shaes
                                       -----------------------------
                                               Notary Public

(NOTARIAL SEAL)


My commission expires:


/s/ 10-13-77
-----------------------------


This instrument was prepared by
William T. Hancock, Attorney
Bluefield, West Virginia


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